Exhibit 4.1

TRICIDA, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 7th day of November, 2017, by and among TRICIDA, INC., a Delaware corporation (the “Company”), and the entities listed on EXHIBIT A hereto (each, an “Investor” and together, the “Investors”).

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series D preferred stock, par value $0.001 per share (the “Series D Preferred”), pursuant to that certain Series D Preferred Stock Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A preferred stock, par value $0.001 per share (the “Series A Preferred”), Series B preferred stock, par value $0.001 per share (“Series B Preferred”), or Series C preferred stock, par value $0.001 per share (“Series C Preferred” and collectively with the Series A Preferred, the Series B Preferred, and the Series D Preferred, the “Preferred Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated July 12, 2016 (the “Prior Agreement”);

WHEREAS, Section 5.5 of the Prior Agreement provides that the Prior Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under the Prior Agreement may be waived, upon the prior written consent of the Company and the Requisite Holders (as defined in the Prior Agreement) (together, the “Required Signatories”);

WHEREAS, the undersigned Prior Investors and the Company, constituting the Required Signatories, desire to amend and restate the Prior Agreement and accept on behalf of all of the parties hereto the rights and covenants hereof in lieu of such parties’ rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth below;

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the Requisite Holders (as defined in the Prior Agreement) as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the Financing.

1.2    Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)    “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(d)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e)    “Qualified Public Offering” means a firm commitment underwritten public offering of the Common Stock registered under the Securities Act that results in the automatic conversion of the Preferred Stock in accordance with Article IV D, Section 4(k)(i)(B) of the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended from time to time, the “Restated Charter”).

(f)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)    “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities and (c) any other Common Stock of the Company that may be held from time to time by the Investors. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(h)    “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j)    “SEC” or “Commission” means the Securities and Exchange Commission.

(k)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(l)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(m)    “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(n)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(o)    “Voting Agreement” shall mean that certain Amended and Restated Voting Agreement of even date herewith.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1    Restrictions on Transfer.

(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)    Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with their interest in the partnership, (B) a partnership transferring to one or more affiliated partnerships or funds managed by it or any of its respective directors, officers or partners, (C) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (D) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

(c)    Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED (I) UNLESS AND UNTIL REGISTERED UNDER THE ACT OR (II) EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AS EVIDENCED BY, TO THE EXTENT REQUESTED BY THE COMPANY, A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the

Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)    Any legend that is required to be endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or at such time as such legend is no longer required to be endorsed on such instrument pursuant to applicable state securities laws.

2.2    Demand Registration.

(a)    Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 50% of the Registrable Securities then outstanding, then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)    if the anticipated minimum aggregate offering price to the public is less than $10,000,000;

(ii)    prior to the earlier of (A) the fifth anniversary of the date of this Agreement or (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering (but in no event to exceed 214 days following the Initial Offering);

(iii)    after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iv)    during the period that is 60 days before the Company’s good faith estimate of the filing or submission, as applicable, of a Company-initiated registration statement (other than a Special Registration Statement) pertaining to a public offering and ending on the date 180 days following the effective date of such Company-initiated registration statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(v)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period;

(vi)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3    Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)    Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4    Form S-3 Registration. In case the Company shall receive from a Major Investor (as defined below) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Major Investor, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Major Investor’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000;

(iii)    during the period that is 30 days before the Company’s good faith estimate of the filing of a Company-initiated registration statement (other than a Special Registration Statement) pertaining to a public offering and ending on the date 90 days following the effective date of such Company-initiated registration statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)    if the Company shall furnish to the Major Investor a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of such Major Investor under this Section 2.4; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period;

(v)    if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two registrations have been declared effective shall be paid by the selling Holders pro rata in proportion to the number of shares to be sold by each such Holder in any such registration.

2.5    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the condition, business or prospects of the Company of which the Initiating Holders were not aware at the time of such request (and the Holders shall not forfeit their right to one registration due to a withdrawal pursuant to this clause (a)) or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(iii) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to (y) 120 days or, if earlier, until the Holder or Holders have completed the distribution related thereto and (z) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with SEC rules and regulations, the 120 day period specified in clause (y) shall be extended for up to an additional 180 days, if necessary, to keep the registration statement effective until all Registrable Securities are sold; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 30 days thereafter (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 30 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement. No more than two such Suspension Periods shall occur in any 12 month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 90 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving written notice of such delay or suspension from the Company; and (ii) use their reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement (other than a registration statement on Form S-3) that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

(g)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)    Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(i)    Notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(j)    Promptly make available for inspection by the Holders of Registrable Securities covered by such registration statement, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by such Holders of Registrable Securities, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith and subject to the execution by such Holders and other persons of a reasonable and customary non-disclosure and non-use agreement with respect to such records, corporate documents and properties.

2.7    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)    To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration statement is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any amounts payable by such Holder by way of indemnity or contribution under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or

Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder, when combined with any amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder.

(e)    The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement, and otherwise shall survive the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 50,000 shares of Registrable Securities (as adjusted for stock splits and combinations), or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10    Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as required under applicable law or regulation to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation to the extent applicable); provided that, all officers and directors of the Company and holders of at least one percent (1%)

of the Company’s voting securities are bound by and have entered into similar agreements. Notwithstanding the foregoing, if an officer or director of the Company and any holder of at least one percent (1%) of the Company’s voting securities is released (whether by release, termination or waiver) from the obligations of the lock-up period prior to the termination of the lock-up period (including any extension thereof) then all Holders shall also be released from the lock-up period to the same extent on a pro rata basis.

2.12    Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant in Section 2.11, the Company may impose stop-transfer instructions with respect to such shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date five years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than one percent (1%) of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any 90 day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1    Basic Financial Information and Reporting.

(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)    So long as any Shares remain outstanding, as soon as practicable after the end of each fiscal year of the Company, and in any event within 180 days thereafter, the Company will furnish any Investor holding together with its affiliates at least 2,000,000 shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) (each, a “Major Investor”) an audited balance sheet of the Company, as at the end of such fiscal year, and an audited statement of income and an audited statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c)    The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, an unaudited balance sheet of the Company as of the end of each such quarterly period and an unaudited statement of income and statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)    The Company will furnish each Major Investor, as soon as practicable after the end of each month in each fiscal year of the Company, and in any event within 30 days thereafter, an unaudited balance sheet of the Company as of the end of such month and an unaudited statement of income and statement of cash flows of the Company for such monthly period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e)    The Company will furnish each Major Investor at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year that each have been approved by the Board (and as soon as available, any subsequent written revisions thereto).

3.2    Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board reasonably determines in good faith is confidential (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or attorney-client privileged and should not, therefore, be disclosed.

3.3    Confidentiality of Records. Each Investor agrees to use the same degree of care, but no less than a commercially reasonable degree of care, as such Investor uses to protect confidential information of a similar nature about other companies in which such Investor invests, to keep confidential any information furnished to such Investor pursuant to Sections 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any former partners who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, partner of a partner, member or management company of such Investor, employee or representative of such Investor having a need to know the contents of such information, such Investor’s legal counsel, accountants or other professional advisors, subsidiary or parent of such Investor, in each case as long as such party is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions, (ii) at such time as it enters the public domain through no fault of such Investor, (iii) that is communicated to it free of any obligation of confidentiality, (iv) that is developed by such Investor or its agents independently of and without reference to any confidential information communicated by the Company, or (v) as required by applicable law.

3.4    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5    Stock Vesting; Repurchase of Stock. Unless otherwise approved by the Board (including the Requisite Directors (as defined in the Restated Charter)) or approved by the Compensation Committee (as defined below), all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall (a) be subject to vesting as follows: (i) 25% of such stock shall vest at the end of the first year following the date of issuance, and (ii) 75% of such stock shall vest monthly over the remaining three (3) years (subject to the recipient’s continued employment with, or provision of services to, the Company) and (b) contain a market stand-off provision substantially similar to that in Section 2.11. Any amendment to the vesting terms of any such stock option grants shall also be subject to the approval of the Board (including the Requisite Directors) or approval of the Compensation Committee. The consent of the Board (including the Requisite Directors) or the Compensation Committee shall be required for the (y) acquisition of Common Stock by the Company pursuant to agreements with former employees or consultants that permit the Company to repurchase such shares or (z) acquisition of Common Stock in exercise of the Company’s right of first refusal to purchase shares.

3.6    Observation Rights. The Company shall allow (a) one representative designated by Limulus Venture Partners Limited Partnership and (b) to the extent that Longitude Venture Partners II, L.P. (together with its affiliated entities, “Longitude”) does not have a representative on the Board, one representative designated by Longitude, to attend all meetings of the Board in a nonvoting capacity, and in connection therewith, the Company shall give each such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board; provided, however, that the Company reserves the right to exclude any such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3.7    Compensation Committee. The Board will maintain a compensation committee to approve the compensation of management and the hiring or termination of executive officers of the Company (the “Compensation Committee”). All decisions regarding such matters shall require the approval of the Compensation Committee, including the approval of any Preferred Director then serving on such Compensation Committee. The Compensation Committee shall include each director elected pursuant to Section 1.3(a) of the Voting Agreement (collectively, the “Preferred Directors”), unless any such Preferred Director elects to not serve on such Compensation Committee.

3.8    Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board.

3.9    Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.10    Insurance. The Company currently maintains directors and officers liability insurance in the amount of $3,000,000. The Company shall use commercially reasonable efforts to maintain, from financially sound and reputable insurers, directors and officers liability insurance in an amount consistent with industry standards. So long as OrbiMed Advisors, LLC has the right to appoint a director pursuant to Section 1.3(a)(ii) of the Voting Agreement, the Company will maintain directors and officers liability insurance in the amount not less than $3,000,000.

3.11    Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3 and 3.9) shall expire and terminate upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified Public Offering, or (ii) an “Acquisition” (as defined in the Restated Charter) that is approved by the “Requisite Holders” (as defined in the Restated Charter); provided, that the consideration received pursuant to such Acquisition shall be cash or marketable securities.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1    Subsequent Offerings. Subject to applicable securities laws, each Major Investor (each, a “ROFR Investor”) shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each ROFR Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such ROFR Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such warrant or right.

4.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each ROFR Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each ROFR Investor shall have 30 days from the giving of such notice to agree to purchase up to its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any ROFR Investor if such offer or sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3    Issuance of Equity Securities to Other Persons. If not all of the ROFR Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the ROFR Investors who do so elect and shall offer such ROFR Investors the right to acquire such unsubscribed shares on a pro rata basis. The ROFR Investors shall have 10 days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the ROFR Investor’s rights were not exercised, at a price not lower and upon terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the ROFR Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the ROFR Investors in the manner provided above.

4.4    Termination of Rights of First Refusal. The rights of first refusal for all ROFR Investors established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Qualified Public Offering or (ii) an Acquisition approved by the Requisite Holders.

4.5    Assignment of Rights of First Refusal. The rights of first refusal of ROFR Investors under this Section 4 may be assigned to the same parties and subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6    Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)    shares of Common Stock issued upon conversion of any shares of Preferred Stock of the Company or as a dividend or other distribution on any shares of Preferred Stock of the Company;

(b)    shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(c)    any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or non-convertible debt financing from a bank or similar financial or lending institution approved by the Board (including the Requisite Directors);

(d)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board (including the Requisite Directors);

(e)    stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(f)    any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(g)    any Equity Securities issued in connection with strategic transactions involving the Company and other entities approved by the Board (including the Requisite Directors), including without limitation joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements;

(h)    any Equity Securities that are issued by the Company in connection with a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act; and

(i)    any Equity Securities that the Requisite Holders elect, by vote or written consent, voting together as a single class on an as-converted basis, to exclude from the rights of first refusal established by this Section 4.

SECTION 5. MISCELLANEOUS.

5.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of Delaware.

5.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3    Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5    Amendment and Waiver.

(a)    Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the prior written consent of the Company and the Requisite Holders; provided, however, that Section 3.6 may not be amended, waived or terminated without the prior written consent of Limulus as to Limulus’s rights, and without the prior written consent of Longitude as to Longitude’s rights, and Section 2.11 may not be amended, waived or terminated without the prior written consent of the Requisite Series D Holders (as defined in the Restated Charter).

(b)    The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 5.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(c)    For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto.

5.8    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(c) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11    Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

5.12    Aggregation of Stock. All Shares or Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, including the rights set forth in Section 4 hereof.

5.13    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14    Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition, or (ii) the date five years following the closing of the Qualified Public Offering.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

TRICIDA, INC.
By:	/s/ Gerrit Klaerner
Name:	Gerrit Klaerner
Title:	President and Chief Executive Officer

Address: 7000 Shoreline Court, Suite 201 South San Francisco, CA 94080

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIBLING CAPITAL FUND II-B L.P. BY: SIBLING CAPITAL VENTURES II LLC ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Address: Attn: Brian M. Isern 702 San Antonio Street Austin, Texas 78701

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIBLING CAPITAL FUND II-A L.P. BY: SIBLING CAPITAL VENTURES LLC ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President

Address: Attn: Brian M. Isern 702 San Antonio Street Austin, Texas 78701

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIBLING CO-INVESTMENT LLC BY: SIBLING CAPITAL VENTURES LLC ITS: SOLE MANAGER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	Manager

Address: Attn: Brian M. Isern 702 San Antonio Street Austin, Texas 78701

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIBLING CAPITAL FUND II-C L.P. BY: SIBLING CAPITAL VENTURES III LLC ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern
Name:	Brian M. Isern
Title:	President
Date:	10/31/17

Address: Attn: Brian M. Isern 702 San Antonio Street Austin, Texas 78701

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SIBLING CAPITAL FUND II-D L.P. BY: SIBLING CAPITAL VENTURES IV LLC ITS: SOLE GENERAL PARTNER

By:	/s/ Brian M. Isern

Name:	Brian M. Isern

Title:	President

Date:	10/31/17

Address: Attn: Brian M. Isern 702 San Antonio Street Austin, Texas 78701

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

LIMULUS VENTURE PARTNERS LIMITED PARTNERSHIP BY: LIMULUS LLC ITS: GENERAL PARTNER

By:	/s/ Paul A. Howard
Name:	Paul A. Howard
Title:	Manager

Address: c/o Mediphase Venture Partners One Gateway Center, Suite 407 Newton, MA 02458

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS V, LP BY: ORBIMED CAPITAL GP V LLC, ITS GENERAL PARTNER BY: ORBIMED ADVISORS LLC, ITS MANAGING MEMBER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

Address: c/o OrbiMed Advisors, LLC 601 Lexington Avenue, 54th Floor New York, NY 10022

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

LONGITUDE VENTURE PARTNERS II, L.P.

BY: LONGITUDE CAPITAL PARTNERS II, LLC, ITS GENERAL PARTNER

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

Address:

Longitude Venture Partners II, L.P.

c/o Longitude Capital Partners II, LLC

2740 Sand Hill Road, 2nd Floor

Menlo Park, California 94025

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VIVO CAPITAL FUND VIII, L.P.

By: Vivo Capital VIII, LLC

Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member

Address:	505 Hamilton Avenue, Suite 207
Palo Alto, CA 94301

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VIVO CAPITAL SURPLUS FUND VIII, L.P.

By: Vivo Capital VIII, LLC

Its: General Partner

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member

Address:	505 Hamilton Avenue, Suite 207
Palo Alto, CA 94301

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By: VHCP Management II, LLC

Its: General Partner

VHCP CO-INVESTMENT HOLDINGS II, LLC

By: VHCP Management II, LLC

Its: Manager

By:	/s/ David L. Stepp
Name:	David L. Stepp
Title:	Authorized Signatory

Address:

3340 Hillview Avenue

Palo Alto, CA 94304

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Address:

c/o Wellington Management Company LLP

Legal and Compliance

280 Congress Street

Boston, MA 02210

Attn: Emily Babalas

Email: seclaw@wellington.com

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

BY: CORMORANT GLOBAL HEALTHCARE GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:

200 Clarendon Street, 52nd Floor

Boston, MA 02116

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CORMORANT PRIVATE HEALTHCARE FUND I, LP

BY: CORMORANT PRIVATE HEALTHCARE GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:

200 Clarendon Street, 52nd Floor

Boston, MA 02116

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CRMA SPV, L.P.

BY: CORMORANT ASSET MANAGEMENT, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen, CEO / CIO
Its: Attorney-in-Fact

Address:

PO Box 309

Ugland House

Grand Cayman

KY1-1104 Cayman Islands

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PEAF V, L.P.

By:	/s/ Kenneth M. Lehman
Name:	Kenneth M. Lehman
Title:	Managing Member of General Partner

Address:

6 University Road

Cambridge, MA 02138

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

INVESTORS

ORBIMED PRIVATE INVESTMENTS V, LP

SIBLING CAPITAL FUND II-A L.P.

SIBLING CO-INVESTMENT LLC

SIBLING CAPITAL FUND II-B L.P.

SIBLING CAPITAL FUND II-C L.P.

SIBLING CAPITAL FUND II-D L.P.

LIMULUS VENTURE PARTNERS LIMITED PARTNERSHIP

ALEXANDRIA VENTURE INVESTMENTS, LLC

LONGITUDE VENTURE PARTNERS II, L.P.

VIVO CAPITAL FUND VIII, L.P.

VIVO CAPITAL SURPLUS FUND VIII, L.P.

LEERINK HOLDINGS LLC

LEERINK SWANN CO-INVESTMENT FUND, LLC

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

VHCP CO-INVESTMENT HOLDINGS II, LLC

CORMORANT PRIVATE HEALTHCARE FUND I, LP

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

CRMA SPV, L.P.

PEAF V, L.P.